UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2013
GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 6, 2013. A total of 36,404,635 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 93.79% of the Company’s shares outstanding as of the April 10, 2013 record date. The final results of voting on each of the matters submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.	The election of four director nominees to serve for the ensuing three-year term and until their successors are elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
William G. Dorey	31,978,477	1,110,647	11,573	3,303,938
Rebecca A. McDonald	31,962,231	778,320	360,146	3,303,938
William H. Powell	32,022,292	861,760	216,645	3,303,938
Claes G. Bjork	32,145,704	607,699	347,294	3,303,938

The ratification of the directorship of Gaddi H. Vasquez appointed by the Board on October 1, 2012:

For	Against	Abstain	Broker Non-Votes
32,358,475	541,593	200,629	3,303,938

2.	Advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
31,590,970	1,207,304	302,423	3,303,938

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013:

For	Against	Abstain
36,093,883	223,629	87,123

Pursuant to the foregoing votes, the four (4) director nominees listed above were elected to serve on the Company’s Board of Directors for the ensuing three-year term, the directorship of one (1) director appointed by the Board on October 1, 2012 was ratified, the compensation of the named executive officers was approved on an advisory basis, and the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm was ratified.

[Signature page follows.]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Richard A. Watts
Richard A. Watts
Senior Vice President, General Counsel and Secretary
Date: June 10, 2013